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                             OSAGE BANCSHARES, INC.

COMMON STOCK                                                       COMMON STOCK
CERTIFICATE NO. ____                                            ________ SHARES
SPECIMEN                                                               SPECIMEN

                             INCORPORATED UNDER THE
                          LAWS OF THE STATE OF MARYLAND

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF:

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.01 PAR VALUE PER SHARE, OF

                             OSAGE BANCSHARES, INC.

     The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation's charter documents filed with the Maryland Department of Assessments and Taxation and its Bylaws (copies of which are on file at the Corporation's main office), to all of the provisions the holder by acceptance hereof, assents.

     This Certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

     In Witness Whereof, Osage Bancshares, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its corporate seal to be hereunto affixed.

DATED:


___________________________________            _________________________________
PRESIDENT AND CHIEF EXECUTIVE                                          SECRETARY
  OFFICER

                                      SEAL
                                Incorporated 2006

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                             OSAGE BANCSHARES, INC.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The Charter of the Corporation prohibits any person (including an individual or a company) from directly or indirectly acquiring the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Corporation, unless such acquisition has been approved in advance by a two-thirds vote of the Corporation's continuing directors, as defined in the Charter. This provision does not apply to (i) underwriters in connection with certain public sales or resales of securities of the Corporation, (ii) any proxy granted to a continuing director, as defined, of the Corporation, by a stockholder, or (iii) any employee benefit plans of the Corporation. Such provision will expire five (5) years from the date of the completion of the conversion of Osage Federal, MHC, Pawhuska, Oklahoma from mutual to stock form.

     The Charter restricts the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation where such beneficial ownership is acquired at any time after five years from the date of the completion of the conversion of Osage Federal, MHC, Pawhuska, Oklahoma from mutual to stock form.

     The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation. The Charter also requires the approval of not less than 80% of the Corporation's voting stock prior to the Corporation engaging in certain business combinations (as defined in the Charter). This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend these and certain other provisions of the Charter.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common       UNIF TRANS MIN ACT -  _______________Custodian_______________
                                                               (Cust                    (Minor)
                                                            under Uniform Transfers to Minors Act
                                                            __________________________
                                                                     (State)
TEN ENT -  as tenants by the entireties


JT TEN  -  as joint tenants with right of
           survivorship and not as tenants
           in common

     Additional abbreviations may also be used though not in the above list.

     FOR  VALUE  RECEIVED   ________________________  hereby  sell,  assign  and
transfer  unto

PLEASE  INSERT  SOCIAL  SECURITY OR
OTHER  IDENTIFYING  NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

     _________________________________________   shares  of  the  common   stock
represented by the within certificate and do hereby irrevocably constitute and appoint ___________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated _____________________                 X___________________________________

                                            X___________________________________

     NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S)                                 ___________________________________
                                             GUARANTEED: THE SIGNATURE(S) SHOULD
                                             BE   GUARANTEED   BY  AN   ELIGIBLE
                                             GUARANTOR    INSTITUTION    (BANKS,
                                             STOCKBROKERS,   SAVINGS   AND  LOAN
                                             ASSOCIATIONS,   AND  CREDIT  UNIONS
                                             WITH   MEMBERSHIP  IN  AN  APPROVED
                                             SIGNATURE    GUARANTEE    MEDALLION
                                             PROGRAM)  PURSUANT  TO S.E.C.  RULE
                                             17Ad-15.

Countersigned and Registered:
                                             Transfer Agent and Registrar


                                             By:________________________________
                                                  Authorized Signature